EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

FCStone Group, Inc.

We consent to the incorporation by reference in the Registration Statement (No. 333-125889) on Form S-8 of FCStone Group, Inc. of our report dated November 18, 2005, except as to note 2, which is as of May 25, 2006, with respect to the consolidated statements of financial condition of FCStone Group, Inc. as of August 31, 2005 and August 31, 2004, and the related consolidated statements of operations, changes in stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended August 31, 2005, and the related financial statement schedules, which report appears in the 2005 annual report on Form 10-K/A of FCStone Group, Inc.

As described in Note 2 to the consolidated financial statements, the consolidated financial statements, and the related financial statement schedules as of and for the year ended August 31, 2005, have been restated.

/s/    KPMG LLP

Des Moines, Iowa

May 25, 2006.